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                                                                       EXHIBIT 3

                              FIRST AMENDMENT OF
                           LIMITED LIABILITY COMPANY
                              OPERATING AGREEMENT
                                      OF
                                  C&E DM, LLC



          This First Amendment of Limited Liability Company Operating Agreement (the "Amendment"), dated as of December 12, 1994, is made by (i) The Carlos and Elena De Mattos Family Trust dated February 12, 1991 ("Trust"), and (ii) C&E DM Limited Partnership, a California limited partnership ("Partnership") to amend the Limited Liability Company Operating Agreement dated as of March 1, 1994 made by the Trust and the Partnership (the "Agreement"). Capitalized terms used in this Amendment and not defined herein shall have the meaning given to them in the Agreement.

                                   RECITALS

          A. The Trust and the Partnership are all of the present Members of C&E DM, LLC, a Nevada limited liability company (the "LLC"). All of the Members currently reside or maintain their principal place of business in the State of California, and pursuant to the recent enactment of the (California) Beverly-Killea Limited Liability Company Act, which is set forth at Title 2.5 of the California Corporations Code (the "California Statute"), the Members wish to amend the Agreement to recognize the applicability of certain provisions of the California Statute to the LLC, as follows:

          1.        Right to Information.  Section 10.1 of the Agreement is
                    --------------------
hereby amended and restated in full as follows, and the following new Section
13.12 is hereby added to the Agreement:

          "10.1     MAINTENANCE OF BOOKS AND RECORDS.  The LLC shall cause books and records of the LLC to be maintained in accordance with generally accepted accounting principles, and shall give reports to the Members in accordance with prudent business practices and the Statute. There shall be kept at the principal office of the LLC, as well as at the office of record of the LLC specified in Section 2.4, if different, the following LLC documents:


            10.1.1 A current list of the full name and last known business or residence address of each Member and, to the extent known, each assignee of such Member's rights to distributions, Net Profits and/or Net Loss (whether such assignment was consented to by the Members) (the "Holder of an Economic Interest"), set forth in alphabetical order, together with the Capital Contributions and share in Net Profits and Losses of each Member and, to the extent known, of each Holder of an Economic Interest;

            10.1.2 A current list of the full name and last known business or residence address of each Manager, set forth in alphabetical order;

            10.1.3 Copies of the Articles of Organization of the LLC and any amendments thereto, together with copies of any executed powers of attorney pursuant to which any document of or relating to the LLC has been executed;


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            10.1.4  Copies of the LLC's federal, state and local income tax or information returns and reports, if any, for the six most recent Fiscal Years;

            10.1.5  This Agreement;

            10.1.6 Financial statements of the LLC for the six most recent Fiscal Years;

            10.1.7 The LLC's books and records for at least the current and past three Fiscal Years;

            10.1.8 Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice to Members and Member Votes, actions and consents; and

            10.1.9 The information required to be maintained by the LLC pursuant to Section 86.241(1)(e) of the Statute, which information shall at all times be reflected in and incorporated into this Agreement."


     "13.22. MEMBERS' RIGHTS UNDER CALIFORNIA LAW. If at any time the Members of this LLC who reside in the State of California shall hold twenty-five percent (25%) or more of the Percentage Interests, Section 17453 of the California Corporations Code provides that in such event, those Members are accorded certain information and inspection rights as provided in Section 17106 of the
California Corporations Code.   Accordingly, those Members shall have the
following rights:

            13.22.1 Upon the request of a Member, for purposes reasonably related to the interest of that Person as a Member, the Manager shall promptly deliver to the Member, at the expense of the LLC, a copy of the information required to be maintained by Sections 10.1.1, 10.1.2 and 10.1.4 hereof, and this Agreement.

            13.22.2 Each Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person as a Member to each of the following:

                    (i) To inspect and copy during normal business hours any of the records required to be maintained by Section 10.1 hereof.

                    (ii) To obtain from the Manager promptly after becoming
                         available, a copy of the LLC's federal, state, and local income tax or information returns for each year.

            13.22.3  At any time that the LLC shall have more than thirty-five
     (35) Members:

                    (i) The Manager shall cause an annual report to be sent to each of the Members not later than one hundred twenty
                         (120) days after the close of the Fiscal Year. That report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year.

                    (ii) Members representing at least five percent (5%) of the
                         Percentage Interests of the Members, or three or more Members, may make a written request to the Manager for an income statement of the LLC for the initial three-month, six-

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                         month, or nine-month period of the current Fiscal Year
                         ending more than thirty (30) days prior to the date of the request, and a balance sheet of the LLC as of the end of that period. The statement shall be delivered or mailed to the Members within thirty (30) days thereafter.

                    (iii)  The financial statements referred to in this Section
                         13.22.3 shall be accompanied by the report thereon, if any, of the independent accountants engaged by the LLC or, if there is no report, the certificate of the Manager of the LLC that the financial statements were prepared without audit from the books and records of the LLC.

            13.22.4 The Manager shall promptly furnish to a Member a copy of any amendment to the Articles of Organization or this Agreement executed by the Manager pursuant to a power of attorney from the Member.

            13.22.5 The LLC shall send or cause to be sent to each Member with ninety (90) days after the end of taxable year such information as is necessary to complete federal and state income tax information returns, and, in the event the LLC shall have thirty-five (35) or fewer Members, a copy of the LLC's federal, state, and local income tax or information returns for the year.

            13.22.6 Any request, inspection, or copying by a Member may be made by that Person or by that Person's agent or attorney."


            2.      Registration with California Secretary of State.  The
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following new Section 13.23 is hereby added to the Agreement:

            "13.23. REGISTRATION IN CALIFORNIA. The Manager shall take such action and execute and file such documents as may be appropriate to register the LLC as a foreign limited liability company with the California Secretary of State, in accordance with the provisions of the California Statute."

            3. EFFECT OF AMENDMENT. Except as amended by the express terms of this Amendment, all terms and provisions of the Agreement shall remain in full force and effect, and when executed, this Amendment shall become a part of the Agreement. This Amendment may be executed in counterparts, all of which together shall be deemed one original.

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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                                    The Carlos and Elena De Mattos Family Trust, dated February 12, 1991



                                    By:  /s/ Carlos De Mattos
                                        ------------------------------------
                                         Carlos De Mattos, Trustee



                                    By:  /s/ Elena De Mattos
                                        ------------------------------------
                                         Elena De Mattos, Trustee


                                    C&E DM Limited Partnership,
                                    a California limited partnership



                                    By:   /s/ Carlos De Mattos
                                        ------------------------------------
                                         Carlos De Mattos, General Partner

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